Exhibit 99.1

ATEC Reports First Quarter 2025 Financial Results

And Raises Full-Year Guidance

Surgical revenue grew 24%; total revenue grew 22%

Full-year revenue and profitability guidance increased

Successfully refinanced convertible debt to 2030 maturity

CARLSBAD, Calif., May 1, 2025 – Alphatec Holdings, Inc. (Nasdaq: ATEC), a provider of innovative solutions dedicated to revolutionizing the approach to spine surgery, today announced financial results for the quarter ended March 31, 2025, and recent corporate highlights.

First Quarter 2025 Financial Results

Quarter Ended March 31, 2025
Total revenue	$169 million
GAAP gross margin	69%
Non-GAAP gross margin	70%
GAAP operating expenses	$160 million
Non-GAAP operating expenses	$124 million
GAAP net income / (loss)	($52) million
Adjusted EBITDA	$11 million
Adjusted EBITDA margin	6%
Ending cash balance	$153 million

Recent Highlights

•
Surgical revenue of $152 million driven by 17% procedural volume growth on continued momentum of PTPTM and LTPTM
•
Achieved 18% growth in new surgeon adoption, a key leading indicator of future growth
•
Improved Adjusted EBITDA margin by 840 bps YoY through focused cost management execution
•
Improved free cash use by $55 million compared to the first quarter of 2024

“ATEC exists to revolutionize spine surgery, and our Q1 results show that our unique, end-to-end procedural ecosystem is continuing to drive rapid, durable growth,” said Pat Miles, Chairman and Chief Executive Officer. “We are executing with discipline and delivering on our financial commitments, while continuing to invest in differentiated innovation. ATEC’s relentless, spine-only focus has made it the preferred destination. We are built to lead and our best is still yet to come.”

Financial Outlook for the Full Year 2025

For the fiscal year ending December 31, 2025, the Company now expects total revenue to grow 20% to $734 million compared to the previous expectation of $732 million. This includes surgical revenue of $658 million and EOS revenue of $76 million. The Company now expects non-GAAP adjusted EBITDA of approximately $78 million compared to the previous expectation of $75 million.

Financial Results Webcast

ATEC will present these results via a live webcast today at 1:30 p.m. PT / 4:30 p.m. ET. The live webcast, can be accessed by visiting the Investor Relations Section of ATEC’s Corporate Website.

To dial into the live webcast, please register at this link. Access details will be shared via email.

A replay of the webcast will remain available through the Investor Relations Section of ATEC’s Corporate Website for twelve months.

Non-GAAP Financial Information

To supplement the Company’s financial statements presented in accordance with generally accepted accounting principles in the United States of America (GAAP), the Company reports certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating loss, and non-GAAP adjusted EBITDA. The Company believes that these non-GAAP financial measures provide investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company. The Company’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Non-GAAP financial results should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measures.

NON-GAAP DEFINITIONS

Amortization of intangible assets: Represents amortization expense associated with intangible assets including, but not limited to customer relationships, intellectual property, and trade names acquired in business combinations and asset acquisitions.

Litigation-related expenses: We are involved in various litigation matters that from time-to-time result in settlements. Litigation matters can vary in their characteristics, frequency and significance to our operating results and core business operations. We review litigation matters from both a qualitative and quantitative perspective to determine whether such matters are a normal and recurring part of our business. We include in our GAAP financial statements litigation fees and settlement expenses that we determine to be normal, recurring and routine to our business. When we determine that certain litigation matters are not normal and recurring to our core business operations, we believe excluding these expenses will provide our management and investors with useful incremental information. Litigation fees and settlement expenses excluded from our non-GAAP financial measures in the periods presented relate primarily to patent litigation and other litigation matters that relate directly to the business transformation that we started in 2018 and are discussed more fully in our periodic reports filed with the Securities Exchange Commission.

Other non-recurring expenses: These expenses represent non-recurring expenses that we consider to be one-time in nature.

Purchase accounting adjustments on acquisitions: Includes non-cash expenses incurred as a result of fair value asset step-ups associated with tangible assets acquired from business combinations or asset acquisitions.

Restructuring expenses: From time-to-time, in order to realign the Company’s operations or to achieve synergies associated with an acquisition, the Company may eliminate roles or restructure its operations and footprint. In such cases the Company may incur one-time severance and personnel costs associated with workforce reductions, or costs associated with exiting and/or relocating facilities. We exclude these costs as we do not consider such amounts to be part of the ongoing operations.

Stock-based compensation: Stock-based compensation is charged to cost of revenue and operating expenses. We exclude stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding these non-cash expenses provides meaningful supplemental information regarding operational performance. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the Company’s control, the Company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time.

Transaction-related expenses: These expenses represent one-time costs associated with business combinations, and asset acquisitions. These items may include but are not limited to consulting and legal fees, contract termination costs and other related deal costs.

Adjusted EBITDA: Represents earnings before non-operating income/expense, taxes, depreciation and amortization, as adjusted for the applicable non-GAAP adjustments previously described.

About Alphatec Holdings, Inc.

ATEC, through its wholly owned subsidiaries, Alphatec Spine, Inc., EOS imaging S.A.S. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC’s Organic Innovation MachineTM is focused on developing new approaches that integrate seamlessly with the Company’s expanding InformatiXTM platform to better inform surgery and more safely and reproducibly achieve the goals of spine surgery. ATEC’s vision is to be the Standard Bearer in Spine. For more information, visit us at www.atecspine.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include, but are not limited to: references to the Company’s revenue, balance sheet, growth, and financial outlook and commitments; and the Company's ability to compel surgeon adoption and drive procedural growth. Important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: the uncertainty of success in developing new products or products currently in the pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval or unexpected or prolonged delays in the process; continuation of favorable Third-party reimbursement; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to achieve profitability; uncertainty of additional funding and the form of such funding; product liability exposure; an unsuccessful outcome in any litigation; patent infringement claims; claims related to the Company’s intellectual property; and the Company’s ability to meet its financial obligations. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Robert Judd

Investor Relations

(760) 494-6790

investorrelations@atecspine.com

Company Contact:

J. Todd Koning

Chief Financial Officer

investorrelations@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2025	2024
	(unaudited)
Revenue from products and services	$169,180	$138,477
Cost of sales	53,184	41,126
Gross profit	115,996	97,351
Operating expenses:
Research and development	16,582	18,012
Sales, general and administrative	127,017	113,610
Litigation-related expenses	12,214	4,428
Amortization expense	4,103	3,854
Restructuring expenses	371	788
Total operating expenses	160,287	140,692
Operating loss	(44,291)	(43,341)
Other expense, net:
Cash interest expense, net	(5,356)	(4,281)
Noncash interest expense, net	(2,485)	(1,060)
Loss on debt extinguishment	(17,576)	—
Gain on derivative liability	17,400	—
Other (expense) income, net	337	118
Total other expense, net	(7,680)	(5,223)
Net loss before taxes	(51,971)	(48,564)
Income tax benefit	(64)	(69)
Net loss	$(51,907)	$(48,495)
Net loss per share, basic and diluted	$(0.35)	$(0.34)
Weighted average shares outstanding, basic and diluted	146,732	140,980
Stock-based compensation included in:
Cost of sales	$3,043	$483
Research and development	3,644	4,315
Sales, general and administrative	15,631	12,524
	$22,318	$17,322

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2025	December 31, 2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$153,244	$138,840
Accounts receivable, net	89,481	82,987
Inventories	170,873	175,264
Prepaid expenses and other current assets	21,294	20,308
Total current assets	434,892	417,399
Property and equipment, net	146,641	156,394
Right-of-use assets	33,996	34,701
Goodwill	72,334	70,976
Intangible assets, net	95,040	93,518
Other assets	2,570	2,722
Total assets	$785,473	$775,710

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$38,751	$52,984
Accrued expenses and other current liabilities	98,943	81,466
Contract liabilities	11,300	10,467
Short-term debt	2,569	1,656
Current portion of operating lease liabilities	6,310	6,453
Total current liabilities	157,873	153,026
Total long-term liabilities	689,936	613,250
Redeemable preferred stock	23,603	23,603
Stockholders' deficit	(85,939)	(14,169)
Total liabilities and stockholders' deficit	$785,473	$775,710

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

	Three Months Ended
	March 31,
	2025	2024
(unaudited)
Gross profit, GAAP	$115,996	$97,351
Add: amortization of intangible assets	50	307
Add: stock-based compensation	3,043	483
Non-GAAP gross profit	$119,089	$98,141
Gross margin, GAAP	68.6%	70.3%
Add: amortization of intangible assets	0.0%	0.2%
Add: stock-based compensation	1.8%	0.3%
Non-GAAP gross margin	70.4%	70.9%

	Three Months Ended
	March 31,
	2025	2024
(unaudited)
Operating expenses, GAAP	$160,287	$140,692
Adjustments:
Stock-based compensation	(19,275)	(16,839)
Litigation-related expenses	(12,214)	(4,428)
Amortization expense	(4,103)	(3,854)
Restructuring expenses	(371)	(788)
Non-GAAP operating expenses	$124,324	$114,783

	Three Months Ended
	March 31,
	2025	2024
(unaudited)
Net loss, GAAP	$(51,907)	$(48,495)
Cash interest expense, net	5,356	4,281
Noncash interest expense, net	2,485	1,060
Loss on debt extinguishment	17,576	—
Gain on derivative liability	(17,400)	—
Other expense (income), net	(337)	(118)
Income tax benefit	(64)	(69)
Depreciation	15,754	13,724
Amortization expense	4,153	4,161
EBITDA	(24,384)	(25,456)
Add back significant items:
Stock-based compensation	22,318	17,322
Litigation-related expenses	12,214	4,428
Transaction-related expenses	—	(117)
Restructuring expenses	371	788
Adjusted EBITDA	$10,519	$(3,035)

Adjusted EBITDA margin	6.2%	(2.2%)
Adjusted EBITDA margin expansion	840 bps